ADMINISTRATION AGREEMENT
                             between
                 KALMAR POOLED INVESTMENT TRUST
                               and
              RODNEY SQUARE MANAGEMENT CORPORATION


      THIS ADMINISTRATION AGREEMENT is made as of the 31st day of January, 1997, between Kalmar Pooled Investment Trust, a Delaware business trust (the "Trust"), having its principal place of business in Greenville, Delaware, and Rodney Square Management Corporation, a Delaware corporation ("Rodney Square"), having its principal place of business in Wilmington, Delaware.

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more series of shares of beneficial interest ("Series") each of which may offer one or more sub-series (or classes) of shares;

      WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and investment policies;

      WHEREAS, at the present time, the Trust has established two
Series, each with a single class of shares and the Trust may establish additional Series and/or classes in the future; and

      WHEREAS, the Trust desires to avail itself of the services of Rodney Square and to have Rodney Square provide certain administrative services; and Rodney Square is willing to furnish such services to the Trust with respect to each Series listed on Schedule A to this Agreement (each a "Fund" and collectively the "Funds") on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

      1. APPOINTMENT. The Trust hereby appoints and employs Rodney Square as agent to perform those services described in this Agreement for the Trust, with such appointment to take effect at the close of business on the date first written above. Rodney Square shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth and in accordance with the principles of principal and agent enunciated by the common law.

     2. DOCUMENTS. The Trust has furnished Rodney Square with copies of the Trust's Agreement and Declaration of Trust, By-Laws, Advisory Agreement, Distribution Agreement, Accounting Services Agreement, Custody Agreement, Transfer Agency Agreement, Shareholder Servicing Plan and Agreement, most recent Registration Statement on Form N-1A, current Prospectuses and Statement of Additional Information (the "SAI") and all forms relating to the plan, program or service offered by the Trust. The Trust shall furnish promptly to Rodney Square a copy of any amendment or supplement to the above-mentioned documents. The Trust shall furnish promptly to Rodney Square any additional documents necessary for it to perform its functions hereunder or such other documents as Rodney Square shall request.

      3. ADMINISTRATIVE SERVICES. Subject to the direction and control of the Board of Trustees of the Trust (the "Trustees") and to the extent not otherwise the responsibility of, or provided by, the Trust or other supply agents of the Trust, Rodney Square shall provide the following administrative services:

          a.   Supply:
                 (i)   office  facilities (which may be  in  Rodney
                       Square's or its affiliates' own offices);
                 (ii)  non-investment  related  statistical   and
                       research data;
                (iii)  executive and administrative services;
                 (iv)  stationery  and office  supplies  at  Trust
                       expense; and
                  (v)  corporate secretarial services, such as  the
                       preparation and distribution of materials at
					   Trust expense for meetings of the Trustees or
                       shareholders;

          b. Prepare and file, if necessary, reports to shareholders of the Trust and reports with the Securities and Exchange Commission (the "SEC"), state securities authorities including preliminary and definitive proxy materials, post-effective amendments to the Trust's registration statement, Rule 24f-2 Notices, Form N-SAR filings and Prospectus supplements;

          c. Monitor each Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act, and state securities laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Prospectuses and SAI, and the investment restrictions and limitations necessary for each Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") or any successor statute;

          d. Monitor sales of each Fund's shares and ensure that such shares are properly registered, qualified or authorized for sale as required by the SEC and/or applicable state authorities;

          e. Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

          f. Prepare financial statements and footnotes and other financial information with such frequency and in such format as required to be included in reports to shareholders and the SEC;

          g. Review sales literature and file such with regulatory authorities, as necessary;

          h.      Provide    information    regarding    material
          developments in state securities regulation; and

          i. Provide personnel to serve as officers of the Trust if so elected by the Trustees.

      4. EXPENSES OF THE TRUST. The Trust agrees that it will pay all its expenses other than those expressly stated to be payable by Rodney Square hereunder, which expenses payable by the Trust shall include, without limitation:

          a. Fees payable for investment advisory services provided by the Trust's investment adviser;

          b. Fees payable for services provided by the Trust's independent public accountants;

          c.    Fees payable for accounting services;

          d.    Fees payable for transfer agency services;

          e.    Fees payable for custodial services;

          f. The cost of obtaining quotations for calculating the value of the assets of each Fund;

          g.    Taxes levied against the Trust or any Fund;

          h. Brokerage fees, mark-ups and commissions in connection with the purchase and sale of portfolio securities;

          i.    Costs,   including  the  interest  expense,   of
                borrowing money;

          j.    Costs and/or fees incident to holding meetings of
                the Trustees and/or shareholders,    preparation
                (including typesetting, printing and EDGAR filing
                charges) and mailing of prospectuses, reports and
				proxy materials to the existing shareholders of the
				Trust, filing of reports with regulatory bodies,
				maintenance of the Trust's corporate existence, and
				registration, qualification or notification of shares
				with  federal and state securities authorities;

          k.    Legal fees and expenses;

          l. Costs of printing share certificates representing shares of the Trust;

          m. Fees payable to, and expenses of, members of the Trustees who are not "interested persons" of the Trust;

          n. Out-of-pocket expenses incurred in connection with the provision of administration, accounting, custodial and transfer agency services;

          o.    Premiums payable on the fidelity bond required by
                Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Trust's business and the investment activities of its Funds;

          p.    Rule 12b-1 fees, if any;

          q.    Shareholder service fees, if any;

          r. Fees, voluntary assessments and other expenses incurred in connection with the Trust's membership in investment company organizations; and

          s.    Such   non-recurring  expenses  as  may   arise,
                including actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

      Except as otherwise agreed by Rodney Square, Rodney Square will not reimburse the Trust for (or have deducted from its fees payable under this Agreement) any expenses in excess of any expense limitations imposed by state securities commissions having jurisdiction over the sale of Fund shares.

      5. RECORDKEEPING AND OTHER INFORMATION. Rodney Square shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act.

      6. AUDIT, INSPECTION AND VISITATION. Rodney Square shall make available during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust or any regulatory agency having authority over the Trust.

      7. APPOINTMENT OF AGENTS. Rodney Square may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such of the provisions of this Agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

     8.   RIGHT TO RECEIVE ADVICE.

          a. Advice of Trust. If Rodney Square shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust directions or advice, including oral or written instructions where appropriate.

          b. Advice of Counsel. If Rodney Square shall be in doubt as to any question of law involved in any action to be taken or omitted by Rodney Square, it may request advice at the Trust's expense from counsel of its own choosing (who may be the regularly retained counsel for the Trust or Rodney Square, at the option of Rodney Square).

          c. Conflicting Advice. In case of conflict between oral and written instructions received by Rodney Square, Rodney Square shall be entitled to rely on and follow written instructions alone. In case of conflict between advice received from the Trust or Counsel under
          (a) and (b) above, Rodney Square shall be entitled to rely on and follow advice obtained in accordance with
          (b) above.

          d. Protection of Rodney Square. Rodney Square shall be protected in any action or inaction which it takes in reliance on any directions, advice or oral or written Instructions received pursuant to subsections a or b of this Section which Rodney Square, after receipt of any such directions, advice or oral or written instructions, in good faith believes to be consistent with such directions, advice or oral or written instructions, as the case may be. However, nothing in this Section shall be construed as imposing upon Rodney Square any obligation (i) to seek such direction, advice or oral or written instructions, or (ii) to act in accordance with such directions, advice or oral or written instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Rodney Square's properly taking or omitting to take such action.

      9. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the Commodity Exchange Act and any laws, rules and regulations of governmental authorities having jurisdiction.

      10. COMPENSATION. For the performance of its obligations under this Agreement, each Fund shall pay Rodney Square an administrative fee with respect to each Fund in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

      11. USE OF RODNEY SQUARE'S NAME. The Trust shall not use the name of Rodney Square or any of its affiliates in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing by Rodney Square; provided, however, that Rodney Square shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

      12. USE OF TRUST'S NAME. Neither Rodney Square nor any of its affiliates shall use the name of the Trust or material relating to the Trust on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Trust; provided, however, that the Trust shall approve all uses of its name that merely refer in accurate terms to the appointment of Rodney
Square hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

      13. LIABILITY OF RODNEY SQUARE OR AFFILIATES. Neither Rodney Square nor any officer, director, or employee of Rodney Square, nor any person who controls Rodney Square within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (collectively, "Rodney Square Affiliates") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of such person's obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of Rodney Square or any of its affiliates who may be or become an officer or director of the Trust, shall be deemed, when rendering services to the Trust as such officer or acting on any business of the Trust in such capacity (other than services or business in connection with Rodney Square's duties under this Agreement), to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of Rodney Square or any of its affiliates, even though paid by one of those entities. Rodney Square shall not be liable or responsible for any acts or omissions of any predecessor administrator or any other persons having responsibility for matters to which this Agreement relates nor shall Rodney Square be responsible for reviewing any such act or omissions.

     14.  INDEMNIFICATION.

          a. The Trust agrees to indemnify and hold harmless Rodney Square and any person who is an Rodney Square Affiliate from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act or the 1940 Act and any applicable state and foreign securities laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon oral or written instructions. Neither Rodney Square nor any Rodney Square Affiliate shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or any such affiliate's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

          b. Rodney Square agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

          c. In order that the indemnification provisions contained in this Section 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

      15. RESPONSIBILITY OF RODNEY SQUARE. In the performance of its duties hereunder, Rodney Square shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement. Rodney Square shall be under no duty to take any action on behalf of the Trust except as specifically set forth or as may be specifically agreed to by Rodney Square in writing. Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any oral or written instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (ii) delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, which circumstances Rodney Square shall take minimal actions to minimize loss of data therefor.

      16. DURATION, TERMINATION, ETC. The provisions of this Agreement may not be changed, waived, discharged or terminated orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          This Agreement shall become effective as of the day and year first written above, and unless terminated as provided, shall continue in force for three (3) years from the date of its execution and thereafter from year to year, provided continuance after the three (3) year period is approved at least annually by a vote of the Trustees of the Trust. This Agreement may at any time be terminated on sixty (60) days' written notice given to Rodney Square or by Rodney Square by six (6) months' written notice given to the Trust; provided, however, that the foregoing provisions of this Agreement may be terminated immediately at any time for cause either by the Trust or by Rodney Square in the event that such cause shall have remained unremedied for sixty
(60) days or more after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Section 13 hereof.

          Upon the termination of this Agreement, the Trust shall pay to Rodney Square such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by Rodney Square to such date. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Rodney Square under the foregoing provisions.

      17. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

           Rodney  Square  and the Trust shall regularly  consult
with each other regarding Rodney Square's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust shall submit to Rodney Square at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits) under the 1933 Act and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in Rodney Square's obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost to Rodney Square of performing its obligations hereunder by more than an insubstantial amount, Rodney Square shall be entitled to receive reasonable compensation therefor.

     18. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

     19. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      20. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

       21. SHAREHOLDER LIABILITY. Rodney Square is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust under this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more
Funds, the obligations hereunder shall be limited to the respective assets of such Fund or Funds. Rodney Square further agrees that it shall not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Funds, nor from the Trustees or any individual Trustee of the Trust.

      22. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.


                              KALMAR POOLED INVESTMENT TRUST

                              By: /s/ Ford B. Draper, Jr.
                                  -------------------------------
                                  Ford B. Draper, Jr., President



                              RODNEY SQUARE MANAGEMENT
                                  CORPORATION


                              By:/s/ Martin L. Klopping
							     -----------------------------
                                  Martin L. Klopping, President

                    ADMINISTRATION AGREEMENT

                           SCHEDULE A

                 KALMAR POOLED INVESTMENT TRUST

               PORTFOLIO LISTING AND FEE SCHEDULE



For the services Rodney Square provides under the Administration Agreement attached hereto, Kalmar Pooled Investment Trust (the "Trust") agrees to pay Rodney Square an administration fee equal to 0.15% of the first $50 million in assets, plus 0.10% of assets over $50 million of average daily net assets for the year. These fees are calculated on a group basis and are subject to a $50,000 minimum for the first Portfolio and $20,000 minimum for each additional Portfolio.


                           PORTFOLIOS

            Kalmar "Growth-with-Value" Small Cap Fund
            Kalmar "Growth-with-Value" Micro Cap Fund


This administration fee shall be payable monthly as soon as practicable after the last day of each month based on the average daily net assets of each Portfolio, as determined at the close of business on each day throughout the month.

Out of pocket expenses shall be reimbursed by the Trust to Rodney
Square or paid directly by the Trust.

LIQUIDATED DAMAGES:

Upon the termination of the attached Agreement within the initial three (3) year term by the Trust or the Trust's Board of Trustees, the Trust shall pay to Rodney Square six (6) months of base fees in liquidated damages.